Exhibit 10.3

EXCHANGE AGREEMENT
This EXCHANGE AGREEMENT (this “Agreement”) is made as of March 6, 2020, by and among Key Energy Services, Inc., a Delaware corporation (the “Company”), and each lender that is a Lender under the Term Loan Agreement (as defined below) listed on Schedule 1 and party hereto (each, a “Lender” and, collectively, the “Lenders”). Each Lender and the Company are hereinafter referred to as a “Party” and together as the “Parties.”
RECITALS
WHEREAS, the Company, Key Energy Services, LLC, a Texas limited liability company (“Key Energy LLC”), and the Lenders are parties to that certain Term Loan and Security Agreement, dated as of December 15, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among the Company, as borrower, Key Energy LLC, as guarantor, the lenders party thereto and Cortland Products Corp., as agent under the Term Loan Agreement (the “Agent”);
WHEREAS, the Company and each Lender is party to the certain Restructuring Support Agreement, dated as of January 24, 2020 (the “Support Agreement”); and
WHEREAS, the Company and the Lenders desire to exchange the full principal amount outstanding and accrued and unpaid interest of term loans under the Term Loan Agreement held by the Lenders (the “Exchanging Term Loans”) for (i) $20,000,000 aggregate principal amount of New Term Loans under the New Term Facility (each as defined in the Support Agreement) and (ii) 13,362,009 newly issued common shares of the Company (the “Shares”), upon the terms and conditions set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows.
1.Definitions. The following terms have the following meanings:
“ABL Agent” has the meaning given to such term in the Term Loan Agreement.
“ABL Credit Agreement” has the meaning given to such term in the Support Agreement.
“ABL Loans” has the meaning given to such term in the Term Loan Agreement.
“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person; provided that no security holder of the Company shall be deemed an Affiliate of the Company or any other security holder of the Company solely by reason of any investment in the Company or the existence or exercise of any rights or obligations under this Agreement or the Common Stock held by such security holder. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agent” has the meaning given to such term in the recitals hereof.
“Agreement” has the meaning given to such term in the preamble hereof.

“Anti-Corruption Laws” has the meaning given to such term in the Term Loan Agreement.
“Anti-Terrorism Laws” has the meaning given to such term in the Term Loan Agreement.
“Board” has the meaning given to such term in the Support Agreement.
“CERCLA” has the meaning given to such term in the Term Loan Agreement.
“Claim” has the meaning given to such term in Section 7(a).
“Closing” has the meaning given to such term in Section 2(c).
“Closing Date” has the meaning set forth in Section 2(c).
“Code” has the meaning given to such term in the Term Loan Agreement.
“Company” has the meaning given to such term in the preamble hereof.
“Damages” has the meaning given to such term in Section 7(a).
“Debt” has the meaning given to such term in the Term Loan Agreement.
“Default” has the meaning given to such term in the Term Loan Agreement.
“Definitive Restructuring Documents” means the Warrant Agreement in substantially the form attached as Exhibit A hereto, the Stockholders Agreement in substantially the form attached as Exhibit B hereto, the Management Incentive Plan in substantially the form attached as Exhibit C hereto, the New Term Facility in substantially the form attached as Exhibit D hereto and the New ABL Facility in substantially the form attached as Exhibit E hereto.
“Designated Jurisdiction” has the meaning given to such term in the Term Loan Agreement.
“DPW Reimbursement Letter” has the meaning given to such term in the Support Agreement.
“Enforceability Exceptions” means (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.
“Environmental Laws” has the meaning given to such term in the Term Loan Agreement
“Environmental Permit” has the meaning given to such term in the Term Loan Agreement.
“Equity Interest” has the meaning given to such term in the Term Loan Agreement.
“ERISA” has the meaning given to such term in the Term Loan Agreement.
“ERISA Affiliate” has the meaning given to such term in the Term Loan Agreement.
“Exchanges” means the transactions set forth in Section 2(a).
“Exchanging Term Loans” has the meaning given to such term in the recitals hereof.

“FLSA” has the meaning given to such term in the Term Loan Agreement.
“Forbearance Agreement” has the meaning given to such term in the Support Agreement.
“GAAP” has the meaning given to such term in the Term Loan Agreement.
“Governmental Approvals” has the meaning given to such term in the Term Loan Agreement.
“Governmental Authority” has the meaning given to such term in the Term Loan Agreement.
“Guarantors” has the meaning given to such term in the Term Loan Agreement.
“Hazardous Materials” has the meaning given to such term in the Term Loan Agreement.
“Intellectual Property” has the meaning given to such term in the Term Loan Agreement.
“Inventory” has the meaning given to such term in the Term Loan Agreement.
“Key Energy LLC” has the meaning given to such term in the recitals hereof.
“Law” means any transnational, domestic or foreign federal, state or local statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law, including common law.
“Lenders” has the meaning given to such term in the preamble hereof.
“Letter Agreement” means the Letter Agreement, dated as of March 6, 2020, by and between the Company and Platinum Equity Advisors, LLC, in substantially the form attached as Exhibit F hereto.
“Lien” has the meaning given to such term in the Term Loan Agreement.
“Material Adverse Effect” means any material adverse effect on the assets, properties or results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided that “Material Adverse Effect” shall not include any effect to the extent arising from: (i) changes in Law or interpretations thereof by any Governmental Authority, (ii) changes in GAAP or other applicable financial reporting standards, (iii) actions taken or failed to be taken by any Lender or the Company and its Subsidiaries as expressly required by this Agreement or the Definitive Restructuring Documents, (iv) breaches by any Lender of this Agreement, (v) general economic or political conditions and events or conditions generally affecting the industries in which the Company or its Subsidiaries operate (whether in the United States or in other countries), including national or international hostilities, cyberattacks, acts of terror or acts of war (whether or not declared), acts taken for the escalation of hostilities, any hurricane, flood, tornado, earthquake or other weather or natural disaster, or any outbreak of illness or other public health event or any other force majeure event, (vi) any changes in financial, credit, capital or securities markets in general (except to the extent that any such change, effect, event or occurrence described in clauses (i), (ii), (v) or (vi) disproportionately adversely affects the Company and its Subsidiaries as compared to entities in the same industries), (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement or the Definitive Restructuring Documents, (viii) the failure of the Company to consummate the Restructuring Transaction, (ix) any breaches by any Party of the Definitive Restructuring Documents, (x) any ratings downgrade of the Company or (xi) the failure by the Company to meet any expected or projected financial or operating performance targets, or any change in any expected or projected financial or operating performance targets or (xii) the Restructuring Transaction and the events and circumstances leading up to the Restructuring Transaction; provided that the exceptions in clauses (x) and (xi) do not preclude any underlying change, effect, event or occurrence that caused such ratings downgrade or such failure to meet targets or change in targets from contributing to or constituting a Material Adverse Effect.
“Material Contract” means any agreement or arrangement to which the Company or a Restricted Subsidiary is party (other than the New Term Facility) (a) that is deemed to be a material contract under the Securities Act; or (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.
“Material Debt” has the meaning given to such term in the Term Loan Agreement.
“New ABL Facility” means the amended and restated ABL Credit Agreement contemplated by the Support Agreement.
“New Money Term Loan” has the meaning given to such term in Section 2(a)(ii).
“New Term Facility” has the meaning given to such term in the Support Agreement.
“New Term Loans” has the meaning given to such term in the Support Agreement.
“Non-Recourse Party” as the meaning given to such term in Section 7(e).
“Organization Documents” means, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability company agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.
“OSHA” has the meaning given to such term in the Term Loan Agreement.
“Party” has the meaning given to such term in the preamble hereof.
“PATRIOT Act” has the meaning given to such term in Section 9(g).
“Permitted Junior Priority Secured Debt” has the meaning given to such term in the Term Loan Agreement.
“Permitted Lien” has the meaning given to such term in the Term Loan Agreement.
“Person” has the meaning given to such term in the Term Loan Agreement.
“Plan” has the meaning given to such term in the Term Loan Agreement.
“Properly Contested” has the meaning given to such term in the Term Loan Agreement.
“Property” has the meaning given to such term in the Term Loan Agreement.
“RCRA” has the meaning given to such term in the Term Loan Agreement.
“Release” has the meaning given to such term in the Term Loan Agreement.

“Released Party” has the meaning given to such term in Section 7(a).
“Releasing Party” has the meaning given to such term in Section 7(a).
“Required Lenders” means Lenders holding at least 66.6% of the Exchanging Term Loans held by the Lenders.
“Restricted Subsidiaries” has the meaning given to such term in the Term Loan Agreement.
“Restructuring Transaction” has the meaning given to such term in the Support Agreement.
“RSA Effective Date” has the meaning given to such term in the Support Agreement.
“Sanctions” has the meaning given to such term in the Term Loan Agreement.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” has the meaning given to such term in the recitals hereof.
“Specified Defaults” has the meaning given to such term in the Support Agreement.
“Subsidiary” of a Person means another Person of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.
“Support Agreement” has the meaning given to such term in the recitals hereof.
“Tax” or “Taxes” means all taxes or other like assessments or charges of any kind whatsoever in the nature of a tax (including, but not limited to, withholding on amounts paid to any Person), together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign) and any liability for any of the foregoing as transferee or as a result of being party to any Tax sharing agreement other than any agreement the principal purpose of which is not the sharing of Taxes (such as a lease).
“Tax Returns” means any return, statement, report, tax filing or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed with a Taxing Authority with respect to Taxes, including any amendments thereof.
“Taxing Authority” means any taxing or other authority competent to impose any Tax liability, or assess or collect any Tax.
“Term Loan Agreement” has the meaning given to such term in the recitals hereof.
“Transfer” has the meaning given to such term in the Support Agreement.
2.    Exchange.

(a)    Each of the Lenders and the Company hereby agree that on the Closing Date, without the need for any further approval, documentation or action of any kind on the part of the Company or the Lenders, except for an instruction letter to the Company’s transfer agent or similar customary closing documents, the following shall occur (the “Exchanges”):
(i)    all outstanding Exchanging Term Loans shall be deemed to be exchanged for (A) $20,000,000 aggregate principal of New Term Loans and (B) a number of the Shares, each in the amounts per Lender as set forth on Schedule 1 opposite the name of such Lender under the headings “Principal Amount of New Term Loans Excluding New Money Term Loans” and “Number of The Shares”, as applicable; and
(ii)    the Lenders will lend a total of $30,000,000 to the Company under the New Term Facility, with each Lender contributing the amount set forth on Schedule 1 opposite the name of such Lender under the heading “Principal Amount of New Money Term Loan” (the “New Money Term Loan”).
(b)    Upon consummation of the Exchanges on the Closing Date, without the need for any further approval, documentation or action of any kind on the part of the Company or any Lender, the Exchanging Term Loans shall be deemed to be cancelled and discharged, and each Lender shall waive any and all rights with respect to the Exchanging Term Loans except those which, by the express terms of the New Term Facility, shall survive the Exchanges or as set forth in this Agreement.
(c)    The closing of the Exchanges (the “Closing”) shall take place on the date hereof or at such time as agreed in writing between the Company and the Required Lenders (the “Closing Date”). On the Closing Date, the Exchanges shall be deemed to occur simultaneously.
3.    Closing Deliverables.
(a)    Prior to the Closing, the Company shall deliver or cause to be delivered:
(i)    True, correct and complete copies of each of the Definitive Restructuring Documents duly executed by the Company, to the extent party thereto and in effect on the date hereof;
(ii)    Signed resignations contingent upon the Closing of Bryan Kelln, Mary Ann Sigler, Paul Bader, Philip Norment and Steven Pruett from the Board and a certified copy of Board resolutions appointing Alan B. Menkes, Harry F. Quarls and Marcus C. Rowland to the Board and adopting the Amended and Restated Bylaws of the Company in the form attached as Exhibit G hereto;
(iii)    The Amended and Restated Certificate of Incorporation of the Company in the form approved by the Company’s stockholders on or before the date hereof and attached as Exhibit H hereto as filed with the Secretary of State of the State of Delaware;
(iv)    An executed written consent delivered by Soter Capital LLC approving the redemption and cancellation of the Company’s Series A Preferred Stock at no cost and an amendment to the Certificate of Incorporation of the Company removing provisions designating the rights, preferences and privileges thereof;

(v)    A good standing certificate for the Company and Key Energy Services, LLC, issued by the Secretary of State (or equivalent authority) of the state of such entity’s jurisdiction as of a recent date preceding the Closing;
(vi)    Payment (which amounts may be netted against any payments in respect of the New Money Term Loans) of (i) all properly submitted fees and expenses incurred by Agent and the Lenders in connection with the Restructuring Transactions payable pursuant to the RSA and (ii) to Agent, for the ratable account of each Lender, an amount equal to 1.00% of the aggregate principal amount of the New Money Term Loans; and
(vii)    A customary written opinion of Sullivan & Cromwell LLP, counsel to the Company, in form and substance reasonably satisfactory to the Lenders.
(b)    If the Closing Date is not the date of this Agreement, the Company agrees to deliver customary “bring down” certifications from a knowledgeable senior officer of the Company with respect to representations and warranties set forth herein, and as to compliance with the covenants set forth herein.
(c)    Prior to the Exchanges, on the Closing Date, each of the Lenders, as applicable, shall deliver or cause to be delivered to the Company:
(i)    True, correct and complete copies of each of the Definitive Restructuring Documents duly executed by such Lender, to the extent party thereto; and
(ii)    The funds contemplated by the New Money Term Loans.
4.    Representations and Warranties of All Parties. Each of the Parties hereby makes the following representations and warranties (solely as to itself), as of the date hereof and as of the Closing Date (except if made as of a specified date, in which case only as on such specified date).
(a)    Power and Authorization. Such Party (i) is a Person duly organized or formed, validly existing and in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to execute, deliver and perform its obligations under the Definitive Restructuring Documents to which it is a party and to consummate the Exchanges contemplated hereby.
(b)    Binding Effect. This Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except that such enforcement may be subject to Enforceability Exceptions.
(c)    Exchange. The terms of the Exchanges are the result of private negotiations between the Parties and have been agreed to in reliance on the representations and warranties made by the Parties in this Agreement.
(d)    Withholding. The Company and their agents shall be entitled to deduct and withhold from any consideration payable to a Party pursuant to this Agreement such amounts as may be required to be deducted or withheld under applicable law, and shall be provided with a Form W-9 or the appropriate series of Form W-8, in order to establish whether such Party is entitled to an exemption from withholding in accordance with applicable law. To the extent any such amounts are withheld and remitted to the appropriate

Taxing Authority, such amounts shall be treated for all purposes as having been paid to the Party in respect of whom such withholding was required to be made.
5.    Additional Representations and Warranties of the Lenders. Each of the Lenders hereby make the following representations and warranties (solely as to itself), as of the date hereof and as of the Closing (except if made as of a specified date, in which case only as on such specified date), to the Company.
(a)    No Lender is relying on the representations and warranties of any other Lender.
(b)    With respect to the holding of the Exchanging Term Loans listed on Schedule 1, under the header “Amount of Exchanging Term Loans”, hereto opposite its name, such Lender (i) either (A) is the sole beneficial owner of the full amount of such Exchanging Term Loans or (B) has sole investment or voting discretion with respect to the full amount of such Exchanging Term Loans and has the power and authority to bind the beneficial owners of such Exchanging Term Loans to the terms of this Agreement and (ii) has all requisite power and authority to act on, and consent to matters concerning, such Exchanging Term Loans and to dispose of, exchange, assign, and transfer such Exchanging Term Loans, including the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, in each case, subject to any ordinary course financing arrangements a Lender may have with respect to such Exchanging Term Loans.
(c)    With respect to the Exchanging Term Loans, held by each Lender as set forth on Schedule 1 hereto, such Lender has made no Transfer.
(d)    The execution, delivery and performance by such Lender of this Agreement and the transactions contemplated hereby do not and shall not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation to which such Lender is a party, except to the extent any such breach or default would not be expected to have a material adverse effect on such Lender’s business or prevent, materially delay or materially impair the consummation of the Exchanges.
(e)    The execution, delivery and performance by such Lender of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except as would not otherwise prevent, materially delay or materially impair the consummation of the Exchanges.
(f)    The execution, delivery, and performance of this Agreement by such Lender do not (i) violate any provision of law, rule, or regulations applicable to such Lender or (ii) violate such Lender’s Organization Documents.
(g)    Investment Representations.
(i)    The Shares are being acquired for such Lender’s own account, not as a nominee or agent for any other person, and without a view to the distribution of the Shares or any interest therein in violation of the Securities Act, and the Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws.
(ii)    Such Lender (i) is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act and (ii) has, or with a “purchaser representative” (as defined in Rule 501 of the Securities Act as presently in effect) has, such knowledge and experience in financial or business matters that such Lender is capable of evaluating the merits and risks of the investment in the Shares.
(iii)    Such Lender has business or financial experience from which it could be reasonably assumed that such Lender has the capacity to protect its own interest in connection with the transaction.
(iv)    Such Lender has been provided, to its satisfaction, the opportunity to ask questions concerning the terms and conditions of the issuance of the Shares in the Exchange, has had all such questions answered to its satisfaction and has been supplied all additional information requested by it to verify the accuracy of the information furnished to it and to make an informed investment decision based on the information provided with respect to the Shares.
(v)    Such Lender understands and acknowledges that (i) the Shares are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act, (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Lender hereby acknowledges such reliance, and (iii) the Shares are “restricted securities” for purposes of the Securities Act and rules thereunder and may not be resold without registration under the Securities Act or an exemption therefrom, and any certificates representing such shares will bear a restrictive legend to such effect.
6.    Additional Representations and Warranties of the Company. The Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date (except if made as of a specified date, in which case only as on such specified date), to the Lenders.
(a)    Financial Statements.
(i)    The Company has heretofore furnished to the Lenders its audited consolidated balance sheets as of December 31, 2018 and related audited consolidated statements of operations and cash flows for each of the years ended December 31, 2018 and 2017, and its unaudited interim consolidated balance sheet as of September 30, 2019 and related unaudited interim consolidated statements of operations and cash flows for the three months ended September 30, 2019 and 2018. Such financial statements fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements), except to the extent such failure would not be reasonably expected to have a Material Adverse Effect. Since the RSA Effective Date, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
(ii)    Neither the Company nor any Restricted Subsidiary has, on the date hereof after giving effect to the Restructuring Transactions, any Material Debt, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except for the outstanding ABL Loans or as referred to or reflected or provided for in the financial statements delivered to Agent and Lenders.
(b)    Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement:

(i)    are within its corporate powers and have been duly authorized by all necessary corporate, and, if required, equity holder action (including, without limitation, any action required to be taken by any class of directors or other governing body of any Person, whether interested or disinterested, in order to ensure the due authorization of the execution, delivery and performance by the Company of this Agreement);
(ii)    do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or other equity holders or any class of directors or other governing body, whether interested or disinterested, of any Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Agreement or the consummation of the Restructuring Transaction, except (1) such as have been obtained or made and are in full force and effect, (2) filings to be made with the SEC in connection with the closing of the Exchanges and the other transactions contemplated by this Agreement, (3) filings to be made with the Financial Industry Regulatory Authority, Inc. in accordance with Rule 10b-17 of the Securities Exchange Act of 1934, (4) the filing of the amended and restated certificate of incorporation of the Company or (5) those third party approvals or consents which, if not made or obtained could not reasonably be expected to have a Material Adverse Effect;
(iii)    will not violate any Sanctions and applicable Laws or any Organization Documents of the Company, or any order of any Governmental Authority;
(iv)    will not violate or result in a default under any Material Contract, or give rise to a right thereunder to require any payment to be made by the Company
(v)    will not result in the creation or imposition of any Lien on any Property of the Company or any of its Subsidiaries (other than the Liens created by or pursuant to the Definitive Restructuring Documents).
(c)    No Undisclosed Material Liabilities. There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that would be required by GAAP to be set forth on a consolidated balance sheet of the Company, other than:
(i)    liabilities provided for in the Company’s most recent consolidated balance sheet or disclosed in the notes thereto;
(ii)    liabilities, commitments or obligations under an executory portion of a contract (excluding liabilities for breach, non-performance or default under such contract);
(iii)    liabilities under this Agreement or incurred in connection with the transactions contemplated hereby;
(iv)    liabilities incurred in the ordinary course after the date of the Company’s most recent consolidated balance sheet; and
(v)    liabilities which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.
(d)    Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened in writing against or affecting the Company or any Restricted Subsidiary or any of their respective Properties (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Restructuring Transactions.
(e)    Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(i)    the Company and the Subsidiaries and each of their respective Properties and operations thereon are, and have been for the preceding five years, in compliance with applicable Environmental Laws;
(ii)    the Company and the Subsidiaries have obtained Environmental Permits required for their respective operations and each of their Properties, with such Environmental Permits being currently in full force and effect, and neither the Company nor any Subsidiary has received any written notice or otherwise has actual knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;
(iii)    there are no claims, demands, suits, orders, inquiries, investigations, written requests for information or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Law that is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any of their respective Properties or as a result of any operations at such Properties;
(iv)    none of the Properties of the Company or any Subsidiary of Company contain or, during the period of ownership or operation of the Company or Subsidiary of the Company, have contained, or to the Company’s knowledge, have at any time contained any: (1) underground storage tanks; (2) asbestos-containing materials; (3) landfills or dumps; (4) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (5) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;
(v)    there has been no Release or, to the Company’s knowledge, threatened Release, of Hazardous Materials at, on, under or from the Company’s or any of its Subsidiaries’ Properties requiring any investigations, remediations, abatements, removals, or monitorings of Hazardous Materials or other remedial actions required under applicable Environmental Laws at such Properties and none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property in quantities or concentrations that would require remediation;
(vi)    none of the Company nor any of its Subsidiaries has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Company’s or any of its Subsidiaries’ Properties and there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice; and
(vii)    there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Company’s or its Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation and there are no conditions or circumstances that could reasonably be expected to result in the receipt of notice regarding such exposure.
(f)    Surety Obligations. Neither the Company nor any Restricted Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.
(g)    Compliance with the Laws and Agreements; No Defaults.
(i)    The Company and each Restricted Subsidiary is in compliance, and its Properties and business operations are in compliance, with all applicable Laws (including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes), and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so (other than failure to comply with Anti-Terrorism Laws), individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to the Company or Subsidiary under any applicable Law. No Inventory has been produced in violation of the FLSA.
(ii)    None of the Company or any Restricted Subsidiary is in default, nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Company or a Restricted Subsidiary to redeem or make any offer to redeem under any material indenture, note, credit agreement or instrument pursuant to which any Material Debt is outstanding or by which the Company or any Restricted Subsidiary or any of their Properties is bound other than the Specified Defaults.
(iii)    No Default has occurred and is continuing under the Term Loan Agreement other than the Specified Defaults.
(h)    Investment Company Act, etc. None of the Company nor any of the Guarantors is (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended or (ii) subject to regulation under the Federal Power Act, the Interstate Commerce Act or any public utilities code.
(i)    Taxes. The Company and each Restricted Subsidiary has timely filed or caused to be filed all Tax Returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) to the extent being Properly Contested or (b) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Restricted Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Company, adequate. No Lien relating to Taxes described in the first sentence of this Section 6(i) has been filed and, to the knowledge of the Company, no claim is being asserted with respect to any such Tax or other such governmental charge.
(j)    Benefits. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(i)    the Company, its Subsidiaries and each ERISA Affiliate have complied with ERISA and, where applicable, the Code regarding each Plan;

(ii)    each Plan is, and has been, established and maintained in compliance with its terms, ERISA and, where applicable, the Code;
(iii)    no act, omission or transaction has occurred which could result in imposition on the Company, any of its Subsidiaries or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA;
(iv)    full payment when due has been made of all amounts which the Company, its Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof;
(v)    neither the Company, its Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Company, a Subsidiary of the Company or any ERISA Affiliate in its sole discretion at any time without any material liability; and
(vi)    neither the Company, its Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
(k)    Governmental Approvals. The Company and each Restricted Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except as could not reasonably be expected to result in a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and the Company and Restricted Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.
(l)    Insurance. The Company has, and has caused all of its Subsidiaries (after giving effect to any self-insurance) to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (including hazard insurance).
(m)    Capital Structure. Schedule 9.1.16 of the New Term Facility shows, for the Company and each of its Subsidiaries, its jurisdiction of organization, authorized and issued Equity Interests (in the case of the Company, after giving effect to the filing of the amended and restated certificate of incorporation in connection with the Restructuring Transaction), holders of its Equity Interests (other than the holders of the Equity Interests in the Company) and agreements binding on such holders with respect to such Equity Interests, in each case, as of the Closing Date. Except as disclosed on Schedule 9.1.16 of the New Term Facility, in the five years preceding the Closing, neither the Company nor any Restricted Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. The Company or its Subsidiaries have good title to the Equity Interests in its Restricted Subsidiaries, subject only to Agent’s and the ABL Agent’s Lien and any Liens securing holders of Permitted Junior Priority Secured Debt (or their representative), and all such Equity Interests are duly issued, fully paid and non-assessable (to the extent applicable). As of the Closing Date, except as disclosed on Schedule 9.1.16 of the New Term

Facility, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Restricted Subsidiary.
(n)    Properties; Titles, Intellectual Property; Licenses; Etc.
(i)    The Company and each Restricted Subsidiary has good and valid title to, valid leasehold interests in, or valid easements, rights of way or other property interests in all of its real and personal Property free and clear of all Liens except Permitted Liens except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)    All material leases, easements, rights of way and other agreements necessary for the conduct of the business of the Company and the Restricted Subsidiaries are valid and subsisting, in full force and effect, and to the Company’s knowledge there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to result in a Material Adverse Effect.
(iii)    The Company and each Restricted Subsidiary owns, or is licensed to use, all Intellectual Property material to its business, and to the Company’s knowledge, the use thereof by the Company and such Restricted Subsidiary, as applicable, does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened Intellectual Property Claim with respect to the Company, any Restricted Subsidiary or any of their Property (including any Intellectual Property) that could reasonably be expected to result in a Material Adverse Effect. All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, the Company or Restricted Subsidiary as of the Closing Date is shown on Schedule 9.1.18 of the New Term Facility.
(o)    Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Properties owned, leased or used by the Company and its Restricted Subsidiaries that are necessary to the conduct of their businesses, in the aggregate, are in good operating condition and repair, subject to ordinary wear and tear.
(p)    Common Enterprise. The Company and its Restricted Subsidiaries and their business operations are closely integrated with one another into a single, interdependent and collective, common enterprise so that any benefit received by any one of them from the financial accommodations provided under this Agreement will be to the direct benefit of the others. The Company and its Restricted Subsidiaries intend to render services to or for the benefit of each other, to purchase or sell and supply goods to or from or for the benefit of each other, to make loans, advances and provide other financial accommodations to or for the benefit of each other and to provide administrative, marketing, payroll and management services to or for the benefit of each other (in each case, except as may be prohibited by this Agreement).
(q)    Employee Matters. As of the Closing Date, (a) neither the Company nor any Restricted Subsidiary, nor any of their respective employees, is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending or, to the knowledge of the Company or any Restricted Subsidiary, contemplated with respect to the employees thereof and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Company or any Restricted Subsidiary, and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the knowledge of the Company, threatened between the Company or any Restricted Subsidiary and its respective employees.
(r)    Anti-Corruption Laws and Sanctions. The Company has implemented and maintained in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and to the knowledge of the Company, their employees, directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.
(s)    Status under Sanctions. None of the Company or any of its Subsidiaries or, to the knowledge of the Company or any such Subsidiary, any director, officer, employee or agent thereof is, or is owned or controlled by one or more Persons that are, currently the subject or target of any Sanction or is located, organized or resident in a Designated Jurisdiction.
(t)    Issuance; Private Placement.
(i)    The Shares to be issued pursuant to this Agreement have been duly authorized; and the Shares to be issued pursuant to this Agreement in the Exchange, when issued by the Company in compliance with the provisions of this Agreement, shall be validly issued, fully paid and nonassessable.
(ii)    Assuming the accuracy of the Lenders representations and warranties set forth in Section 5(g), the issuance of the Shares to the Lenders in the Exchange is exempt from the registration requirements of the Securities Act. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, has taken any action which might subject the offering, issuance or sale of any of the Shares to the registration requirements of the Securities Act.
(iii)    Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Section 4(a)(2) under the Securities Act) in connection with the offer or issuance of the Shares in the Exchange.
7.    Termination.
(a)    Termination. This Agreement shall terminate immediately and automatically and all of the obligations of the Parties shall be of no further force or effect upon the occurrence of any of the following events prior to the Closing: (i) the issuance by any governmental authority, any court or any regulatory authority, in each case having competent jurisdiction, of an order or decree enjoining the Restructuring Transactions or declaring this Agreement to be unenforceable, as the case may be, (ii) the Company and the Required Lenders mutually agree to such termination in writing, or (iii) this Agreement is terminated pursuant to paragraph (b) or (c) of this Section 7.
(b)    The Company may, in its discretion, terminate this Agreement by written notice to the other Parties prior to the Closing, upon the occurrence of any of the following events:
(i)    the Restructuring Transaction has not been consummated within 75 days after the RSA Effective Date;

(ii)    within three (3) Business Days after the giving of written notice by the Company to the Lenders of a determination by the Board, in good faith, based on the advice of its outside counsel, that proceeding with the Exchanges and pursuit of the Restructuring Transaction would be inconsistent with the Board’s fiduciary obligations under applicable law; or
(iii)    a breach by one or more Lenders of its or their material obligations, representations or warranties hereunder, which breach is not cured within five (5) Business Days after the giving of written notice by the Company of such breach to such Lender or Lenders and counsel to the Lenders;
provided that, upon a termination of this Agreement by the Company pursuant to Section 7(b), (x) all obligations of the Lenders hereunder shall immediately terminate without further action or notice by such Lenders, and (y) the Company (and its directors, officers, employees, advisors, subsidiaries, and representatives) shall not have or incur any liability under this Agreement or otherwise solely on account of such termination.
(c)    This Agreement may be terminated by the Required Lenders by written notice to the other Parties prior to the Closing, upon the occurrence of any of the following events:
(i)    the Restructuring Transaction has not been consummated within 75 days after the RSA Effective Date;
(ii)    upon receipt by the Lenders of a notice delivered by the Company pursuant to Section 7(b)(ii) hereof;
(iii)    the Company files or publicly announces that it will file, join in or support any plan of reorganization, including any in-court bankruptcy proceeding, other than as contemplated by the Definitive Restructuring Documents without the prior written consent of the Lenders;
(iv)    upon the occurrence of a Forbearance Termination Event (as defined in the Forbearance Agreement); or
(v)    a breach by the Company of its material obligations, representations or warranties hereunder, which breach is not cured within five (5) Business Days after the giving of written notice by counsel for the Lenders to the Company.
(d)    Prior to the Closing, this Agreement shall terminate solely as to any Lender on the date on which such Lender has transferred all (but not less than all) of its Exchanging Term Loans in accordance with Section 3 of the Support Agreement.
(e)    No Party may seek to terminate or terminate this Agreement based upon any default, failure of a condition, or right of termination in this Agreement arising (directly or indirectly) out of its own actions or omissions.
(f)    Effect of Termination. In the event of the termination hereof as to any Party as expressly permitted under this Section 7, this Agreement shall forthwith become void and have no effect (except for this Section 7(f), Section 8(e) and Section 9) and there shall be no liability in respect of this Agreement on the part of any of Party; provided that in no event shall any such termination relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination (including any reimbursement obligations incurred prior to the date of such termination).

(g)    Applicability. The foregoing provisions of this Section 7 shall only apply in the event the Closing Date is a date other than the date of this Agreement.
8.    Releases.
(a)    Release. Subject to Section 8(f) and Section 8(g) herein, as of the Closing Date, each Party, on behalf of itself and its respective Affiliates, successors and assigns (collectively, the “Releasing Parties”) shall, and hereby does, (i) release, acquit, waive and forever discharge each other Party and such Party’s Affiliates and their respective current and former principals, officers, directors, managers, employees, shareholders, equityholders, agents, attorneys, successors, assigns, indemnitees and representatives of any kind (collectively, the “Released Parties”), from and against (a) any and all liability from all claims, accrued liabilities, judgments, demands, liens, actions, administrative proceedings and causes of action of every kind and nature, whether derivative or otherwise, known or unknown, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, cause, event or other matter whatsoever occurring at any time on or prior to the Closing Date, arising out of, relating to or in any way connected with (1) the negotiation and consummation of this Agreement, the other Definitive Restructuring Documents and the various transactions contemplated hereby and thereby or (2) in the case of the Lender Releasing Parties, the Company (collectively, “Claims”) and (b) all damages, injuries, contributions, indemnities, compensation, obligations, costs, attorney’s fees and expenses of every kind and nature whatsoever, whether known or unknown, fixed or contingent, in law or in equity, sounding in tort or in contract and whether or not asserted (collectively, “Damages”), arising out of or in connection with or otherwise relating to such Claims, whether or not relating to liabilities, Claims or Damages pending on, or asserted after, the date hereof and (ii) expressly waive any and all remedies and Claims at law or in equity, in contract, tort or otherwise, that such Releasing Party may have against any Released Party (individually or collectively) with respect to any (1) Damages suffered in connection with this Agreement, the Definitive Restructuring Documents or the transactions contemplated hereby or thereby or any oral representation made or alleged to be made in connection herewith and therewith or (2) in the case of the Lender Releasing Parties, the Company; provided, however, that the foregoing clauses (i) and (ii) shall not (x) apply to (1) obligations or claims arising under this Agreement or any Definitive Restructuring Documents in accordance with their terms; (2) the Company’s obligations arising under the DPW Reimbursement Letter; (3) if any Lender Releasing Party is or was a director or officer of the Company or any Subsidiary of the Company, claims related to indemnification under applicable Law, the Company’s or such Subsidiary’s Organization Documents or any indemnification agreement with the Company or its Affiliates; (4) if any Lender Releasing Party is or was a director of the Company or any Subsidiary of the Company, the Company’s obligations to pay director fees for past service; or (5) the Company’s obligations arising under the Letter Agreement or (y) prohibit a party in interest from seeking specific performance of the terms of this Agreement or any of the other Definitive Restructuring Documents.
(b)    Finality of Release. The release of Released Parties contained herein is a final release, even if there may exist a mistake on the part of any Releasing Party as to the extent and nature of the claims, injuries and damages of the Releasing Parties against the Released Parties.
(c)    Complete Defense. Each Party agrees that this Agreement may be pleaded as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding which may be instituted, prosecuted or attempted in respect of a matter which has been released pursuant to this Section 7 by it or any other Releasing Party.
(d)    No Suit. Subject to the terms and conditions set forth in this Agreement and except with respect to the exclusion of certain claims pursuant to this Agreement, each Party hereby warrants, covenants and agrees that from and after the date hereof, it will not sue or otherwise commence any legal action against any of the Released Parties with respect to any of the Claims.
(e)    Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the Persons that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future principal, officer, director, manager, employee, incorporator, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other representative of any Party hereto or any of their successors or permitted assigns (each a “Non-Recourse Party”), shall have any liability for any obligations or liabilities of any Party hereto under this Agreement or for any claim or action (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith. Without limiting the rights of any Party to this Agreement against any other Party hereto, in no event shall any Party make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.
(f)    Limitation of Releases. Nothing in this Agreement shall be construed to release, waive, remit, acquit and discharge or covenant not to sue in respect of, any Claim that (i) any Lender or any Lender’s Released Party has in any capacity other than the respective capacity(ies) in which such Lender is a party to the Term Loan Agreement and (ii) any Company or any Company’s Released Party has in any capacity other than the respective capacity(ies) in which it is a party to the Term Loan Agreement. Nothing in this Agreement shall be construed to release, waive, remit, acquit and discharge or covenant not to sue in respect of, any Released Party arising from conduct of such Released Party that is determined by a final order of a court of competent jurisdiction to have constituted (a) a criminal act by such Released Party or (b) an actual and intentional fraud by a Released Party (which, for the avoidance of doubt, would exclude any fraudulent conveyance claim with respect to any transaction approved by the Board). Nothing in this Agreement shall be construed to release any Released Party from any of its contractual obligations under this Agreement and the Definitive Restructuring Documents, including any obligations to execute and deliver any Definitive Restructuring Documents required to be executed and delivered by such Released Party, each of which shall remain fully effective and enforceable.
(g)    Indemnification. Subject to the other terms and conditions of this Section 8, the Company shall indemnify and defend each of Lender, its Affiliates and any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Lender against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Damages incurred or sustained by, or imposed upon such Lender, based upon, arising out of, with respect to or by reason of any inaccuracy or breach of any representation or warranty of the Company under Section 4 or Section 6 of this Agreement or in any certificate delivered by or on behalf of the Company pursuant to this Agreement as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date).
9.    Miscellaneous.
(a)    Entire Agreement. This agreement, the Support Agreement, including all exhibits and schedules attached thereto (inclusive of exhibits thereto), and together with the non-disclosure and confidentiality agreements among the Parties, the Forbearance Agreement, and the DPW Reimbursement

Letter and any other documents and agreements executed in connection with the Exchanges embody the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the Parties or any of their agents, representatives, Affiliates, managers, advisors and sub-advisors relative to such subject matter, including any term sheets, emails or draft documents.
(b)    Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, the Lenders and the Company will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Laws to consummate the transactions contemplated by this Agreement.
(c)    Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either Party.
(d)    Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York.
(e)    Submission to Jurisdiction; Waivers. Each Party hereby irrevocably and unconditionally:
(i)    submits, for itself and its Property, to the exclusive jurisdiction of any state or United States court sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement (except for any proceedings instituted in regard to the enforcement of a judgment in any such court), and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;
(ii)    waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (e)(i) of this Section. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court; and
(iii)    consents to service of process in the manner provided for notices herein. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by law.
(f)    Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

(g)    USA PATRIOT Act. Each of the Lenders hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Lenders to identify the Company in accordance with said Act.
(h)    Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of any court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.
(i)    Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
(j)    Survival. All representations and warranties made herein shall be considered to have been relied upon by the other Parties hereto and shall survive the Closing Date for a period of 12 months.
(k)    Disclaimer. Except for the representations and warranties contained in Section 4, Section 5 and Section 6, none of the Parties hereto, nor any of their respective directors, officers, employees, stockholders, agents, Affiliates or representatives, or any other Person, has made or shall be deemed to have made any representation or warranty to the other Parties hereto, express or implied, at law or in equity, with respect to the execution and delivery of this Agreement, Exchanges contemplated hereby or the information provided to such Party. The Exchanges contemplated hereby shall be on an “as is where is” basis. Each Party hereto hereby disclaims any reliance upon any representations or warranties other than those set forth in this Agreement and hereby disclaims reliance on any information provided to such Party and hereby waives any rights to seek recourse for any representations or warranties other than those set forth in this Agreement.
(l)    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Notwithstanding the previous sentence, each Lender may assign its rights and obligations under this Agreement to one or more of such Lender’s wholly-owned subsidiaries or Affiliates that agrees in writing with the Company to be bound by the terms and provisions of this Agreement to the same extent as such Lender, but no such assignment shall relieve such Lender of its obligations hereunder without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).
(m)    No Third Party Benefited. Except for the Released Parties and as set forth in Section 7(g), this Agreement is made and entered into for the sole protection and legal benefit of the Company, the Agent and the Lenders, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.
(n)    Notices. Any and all notices required or permitted under this Agreement shall be given in writing and shall be deemed effectively given if transmitted in accordance with Section 15 of the Support Agreement.
(o)    Amendment. This Agreement may be modified or amended only by written agreement of (i) the Company and (ii) the Required Lenders; provided that, any changes, modifications, amendments, supplements or waivers and any proposed change, modification, amendment or supplement to, or waiver of, any provision of this Agreement that would or would reasonably be expected to materially and adversely affect any Lender in a manner that is disproportionate to any other Lender or the Lenders as a whole, may not be made without the prior written consent of the Borrowers and each Lender that would be so affected.
(p)    Waiver. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by (i) the Company or (ii) the Required Lenders, as applicable. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
(q)    Miscellaneous. For the avoidance of doubt, each representation, warranty, obligation and covenant, if any, of each Lender herein relates solely to that Lender and no Lender shall be liable for the inaccuracy of any representation or warranty or any breach of any obligation or covenant of another Lender hereunder.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Exchange Agreement as of the date first written above.

KEY ENERGY SERVICES, INC.

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis
Title:	Senior Vice President, Chief Administrative Officer, General Counsel & Corporate Secretary

[Signature Page to Exchange Agreement]

SPECIAL SITUATIONS INVESTING GROUP, INC.,
as a Lender

By:	/s/ Lee D. Becker
Name:	Lee D. Becker
Title:	Authorized Signatory

[Signature Page to Exchange Agreement]

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.,
as a Lender

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.,
as a Lender

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN GUADALUPE PEAK FUND L.P.,
as a Lender

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN LOGAN OPPORTUNITIES FUND L.P.,
as a Lender

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN MONTENVERS MASTER FUND
SCA SICAV-SIF,
as a Lender

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

[Signature Page to Exchange Agreement]

BLUEMOUNTAIN SUMMIT TRADING L.P.,
as a Lender

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN TIMBERLINE LTD.,
as a Lender

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

BLUEMOUNTAIN KICKING HORSE FUND L.P.,
as a Lender

By:	/s/ David O’Mara
Name:	David O’Mara
Title:	Deputy General Counsel

[Signature Page to Exchange Agreement]

TENNENBAUM ENERGY OPPORTUNITIES CO, LLC
TCP WATERMAN CLO, LLC
TENNENBAUM SENIOR LOAN OPERATING III, LLC
TENNENBAUM ENHANCED YIELD OPERATING I, LLC
TENNENBAUM SENIOR LOAN FUND V, LLC

as Lenders

On behalf of each of the above entities:
By: TENNENBAUM CAPITAL PARTNERS, LLC
Its: Investment Manager

By:	/s/ Michael E. Leitner
Name:	Michael E. Leitner
Title:	Managing Director

[Signature Page to Exchange Agreement]

SOTER CAPITAL, LLC,
as a Lender

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	President and Treasurer

[Signature Page to Exchange Agreement]

WHITEBOX ASYMMETRIC PARTNERS, L.P.,
as a Lender
By: WHITEBOX ADVISORS LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions and Litigation

[Signature Page to Exchange Agreement]

WHITEBOX CAJA BLANCA FUND, LP,
as a Lender
By: WHITEBOX CAJA BLANCA GP LLC its general partner
By: WHITEBOX ADVISORS LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions and Litigation

[Signature Page to Exchange Agreement]

WHITEBOX RELATIVE VALUE PARTNERS, L.P.,
as a Lender
By: WHITEBOX ADVISORS LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions and Litigation

[Signature Page to Exchange Agreement]

WHITEBOX CREDIT PARTNERS, L.P.,
as a Lender
By: WHITEBOX ADVISORS LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions and Litigation

[Signature Page to Exchange Agreement]

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.,
as a Lender
By: Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate, Transactions and Litigation

[Signature Page to Exchange Agreement]

Schedule 1
Information of Lenders

Lender	Amount of Exchanging Term Loans	Principal Amount of New Term Loans Excluding New Money Term Loans	Principal Amount of New Money Term Loan	Number of The Shares
SPECIAL SITUATIONS INVESTING GROUP, INC.	$93,343,782.89	$7,081,979.02	$7,967,226.38	4,731,473
BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.	$3,459,421.45	$262,465.80	$6,963,028.55	175,354
BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.	$48,970,419.57	$3,715,378.50		2,482,246
BLUEMOUNTAIN GUADALUPE PEAK FUND L.P.	$2,496,450.72	$189,405.35		126,542
BLUEMOUNTAIN LOGAN OPPORTUNITIES FUND L.P.	$3,810,504.61	$289,102.42		193,149
BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SIC AV-SIF	$7,716,929.15	$585,482.27		391,161
BLUEMOUNTAIN SUMMIT TRADING L.P.	$7,751,410.56	$588,098.37		392,909
BLUEMOUNTAIN TIMBERLINE LTD.	$4,199,830.06	$318,640.49		212,884
BLUEMOUNTAIN KICKING HORSE FUND L.P.	$3,173,665.12	$240,785.50		160,869
TCP WATERMAN CLO, LLC	$3,928,662.83	$298,067.07	$3,781,980.79	199,139
TENNENBAUM ENERGY OPPORTUNITIES CO, LLC	$9,472,742.19	$718,695.55		480,161
TENNENBAUM ENHANCED YIELD OPERATING I, LLC	$8,896,579.90	$674,982.20		450,956
TENNENBAUM SENIOR LOAN FUND V, LLC	$12,803,212.64	$971,377.85		648,978
TENNENBAUM SENIOR LOAN OPERATING III, LLC	$9,208,374.78	$698,638.03		466,760
SOTER CAPITAL, LLC	$32,440,896.48	$2,461,286.02	$10,268,946.77	1,644,386
WHITEBOX ASYMMETRIC PARTNERS, L.P.	$2,296,362.16	$174,224.66	$1,018,817.51	116,400
WHITEBOX CAJA BLANCA FUND, LP	$347,067.81	$26,331.98		17,592
WHITEBOX RELATIVE VALUE PARTNERS, L.P.	$1,299,438.09	$98,588.18		65,867
WHITEBOX CREDIT PARTNERS, L.P.	$862,086.78	$65,406.40		43,698
WHITEBOX MULTI-STRATEGY PARTNERS, L.P.	$7,131,480.13	$541,064.34		361,485
Total	$263,609,317.92	$20,000,000.00	$30,000,000.00	13,362,009

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